Exhibit 10.32

PROMISSORY NOTE AND DEBT ASSUMPTION

This Promissory Note and Debt Assumption (the “Agreement”) is effective April 19, 2022,

BETWEEN: STDC Holdings Incorporated (the “Company”), a company organized and existing under the laws of the Territory of the United States Virgin Islands with its head office located at: 6100 Red Hook Qtrs, B1-B2, St. Thomas, USVI 00802

AND:

Ham and Cheese Events LLC (the “HAM”), a company organized and existing under the laws of the State of Texas with its head office located at: 5560 Oak Bend Trail, Prosper, TX 75078 WHEREAS the Company and HAM have entered into an Asset Purchase Agreement signed on April 19th, 2022; and WHEREAS the Company has agreed to assume certain HAM notes payable related to the assets purchased,

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED AND OTHER GOOD AND VALUABLE CONSIDERATION, THE COMPANY HERETO AGREES TO ASSUME AND PROMISES TO PAY THE FOLLOWING DEBT:

Note 1: Intouch Credit Union loan dated June 7th, 2019

Note 2: Lending Club loan dated November 15th, 2021

Note 3: PayPal Business Loan dated April 7th, 2022

Note 4: Truist Bank dated April 11, 2022

Note 5: PayPal Business Loan dated October 19, 2022

In the event that any note shall go into default, and placed with an attorney for collection, then the Company agrees to pay all reasonable attorney fees and costs of collection.

The undersigned and all other parties to this Agreement, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this Agreement until each Note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the Territory of the United States Virgin Islands.

The undersigned hereby execute this Agreement as principals and not as sureties.

On behalf of Company:	On behalf of Ham and Cheese Events LLC

/s/ Scott Stawski	/s/ Hope Stawski
Scott Stawski	Hope Stawski
STDC Holdings, Inc.

Promissory Note for $35,000

Loan Agreement and Promissory Note

Borrower Member ID: 237652422

Joint Applicant/Co-Borrower Member ID: N/A

$35,000

November 15, 2021

In this Loan Agreement and Promissory Note (the “Note”), the word “Borrower” refers to each borrower and joint applicant/co-borrower named above or otherwise obligated under this Note. The word “Lender” refers to LendingClub Bank, National Association, and any subsequent holder of this Note. For value received, Borrower promises to pay to the order of Lender the principal sum of $35,000 Dollars with interest as set forth below. Borrower intends to be legally bound by this Note. Borrower has read, understood, and agreed to all of the terms of this Note.

Interest Rate. This Note bears interest during each calendar month from the date hereof until paid in full, at a fixed rate of 17.49 (%) per annum (the “Interest Rate”). Interest will begin to accrue as of the date the loan proceeds are disbursed. After maturity, the unpaid balance of the principal will earn interest at the same fixed rate.

Interest Calculation Method. Interest is calculated daily on the basis of a 360-day year with 12 months each of which is 30 days (or 30/360) long, regardless if a month has more or fewer than 30 days. This Note shall bear interest on any overdue installment of principal and, to the extent permitted by applicable law, on any overdue installment of interest, at the Interest Rate as calculated above.

Payments. Principal and interest are to be paid during and throughout the period of 36 months in the following manner:

Payments of principal and interest in the amount of $1,256.40 Dollars are to be made by the Borrower to Lender commencing December 15, 2021, and on the same day of each successive month thereafter until November 15, 2024, when the full amount of unpaid principal, together with unpaid accrued interest is due and payable. If the monthly anniversary is on the 29th, 30th, or 31st of the month, and the following month does not have a 29th, 30th, or 31st day, the monthly payment will be due on the last day of the month in which the payment was due.

Borrower’s last payment might be of a different amount, which could be higher than the monthly installment amounts, to adjust for rounding and/or due to calculation of daily interest charges in certain instances such as a payment due date change or Borrower making a payment after the payment due date. If any late charges or other fees and charges due to Lender have not been paid, as described further below, Borrower will also owe Lender additional amounts for those fees and charges. In such cases, the amount of the last monthly payment will be adjusted by the amount necessary to repay the loan in full.

Borrower must pay Lender in U.S. dollars using a check or electronic debit that is drawn on and honored by a bank in the United States. Borrower may not make payments in cash. Borrower agrees that Lender can accept late or partial payments, or payments marked “paid in full” or other restrictive endorsements, without losing its rights.

Borrower may have designated an account from which to pay the amount of each payment due on each due date by ACH transfer. Borrower acknowledges that such authorization is assignable by Lender or any subsequent holder of the Note in the event that Lender or any subsequent holder of the Note sells, assigns, or transfers any interest in this Note.

Loan proceeds may be disbursed into a deposit account designated by Borrower and held by or for the benefit of Borrower (“Designated Borrower Account”) or, for the purpose of satisfying in whole or in part a debt obligation of Borrower, to an account held by or for the benefit of a third party creditor designated by Borrower (“Designated Creditor Account”). Borrower is responsible for ensuring that all names and account, routing or other similar information provided by Borrower to Lender for any Designated Borrower Accounts or Designated Creditor Accounts (collectively, “Designated Accounts”) are accurate and complete. Borrower agrees to hold Lender and any subsequent holder of the Note harmless for any alleged or actual loss, claim, fee or other damage or expense Borrower may suffer related to the failure of a Designated Account to receive such proceeds if such failure was the result (directly or indirectly) of any error in any name or account, routing or other similar information provided by Borrower to Lender. Borrower acknowledges that neither Lender nor any subsequent holder of the Note has any obligation to confirm or investigate the accuracy or completeness of the information Borrower has provided. Borrower further agrees that, if loan proceeds are rejected by any Designated Creditor Account, Lender may deliver loan proceeds into any Designated Borrower Account to satisfy Lender’s obligation of loan proceed delivery. In all events under this section, interest will begin to accrue as of the date of issuance of the loan and not upon the actual receipt of proceeds by Borrower or any other designated third party, except that no interest will be due to the extent this Note is canceled as set forth in the Borrower Agreement. If Lender is unable to deliver any loan proceeds to any Designated Account after 14 days from the initial delivery attempt, the loan will be canceled and Borrower will not owe any interest on the loan. For avoidance of doubt, if partial loan proceeds (any amount above $0) are delivered to any Designated Account, then the loan will not be canceled. If Lender is only able to deliver partial loan proceeds to any Designated Account after 14 days, Lender will apply the undelivered portion to the outstanding balance in accordance with its normal payment application procedures.

If Borrower elects to make payments by check, Borrower must send the check either by regular mail or by overnight mail or UPS delivery to Lockbox Services - #134268, LendingClub Corporation, 3440 Flair Dr., El Monte, CA 91731 or to the address designated by any subsequent holder of the Note. If the loan is assigned, Borrower must make payments to the address provided by the assignee.

Borrower’s payment method and any necessary authorization do not affect its obligation to pay when due all amounts payable on the Note, whether or not there are sufficient funds in the applicable deposit account. The foregoing authorization is in addition to, and not in limitation of, any rights of setoff Lender may have.

Origination fee. If this loan is subject to an origination fee, such fee is deducted from the loan proceeds and paid to the Lender. Any origination fee of 5% or less of the initial loan amount is not refundable regardless of when, or if, the loan is paid in full. Any origination fee amount in excess of 5% of the initial loan amount is refundable on a prorated basis over the term of the loan when and if the loan is paid in full prior to its maturity date. A partial pre-payment will not result in the refund of any origination fee amount. Borrower acknowledges that the origination fee is considered part of the principal of Borrower’s loan and is subject to the accrual of interest.

Insufficient funds fee. If a payment is returned, dishonored, or fails due to insufficient funds in the deposit account Borrower has designated for making payments, Borrower will be charged a fee of $15, to the extent permitted by applicable law. An insufficient funds fee may be assessed no more than once for a single failed payment. Lender may, at its option, choose to resubmit such payments. In addition to the fee assessed under this Note, a fee may be assessed by the depository institution at which Borrower’s deposit account is held.

Late fee. If any part of a payment, other than a late fee assessed on a prior monthly payment, is more than 15 days late, a late fee may be charged in an amount equal to the greater of 5% of the outstanding payment or $15, to the extent permitted by applicable law. Only one late fee will be charged on each late payment. Any payment received after 11:00 A.M., Mountain Time, on a banking day may deemed received on the next succeeding banking day.

Prepayments and Partial Payments. Borrower may prepay this loan or make any payment early, in whole or in part, without penalty or premium at any time. Any partial prepayment will be credited against the loan balance as described in the Payments section above. Any partial prepayment does not postpone the due date of any monthly payment, unless expressly agreed to in writing. If Borrower prepays this Note in part, Borrower agrees to continue to make regularly scheduled payments until all amounts due under this Note are paid. Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due. Lender may extend the time to make a payment without extending the time to make other payments, accept late or partial payments without waiving Lender’s right to have future payments made when they are due, or waive any fee without losing the right to impose that fee when due in the future.

Use of Funds. Borrower certifies that the proceeds of the loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity, or to fund any post-secondary educational expenses, including, but not limited to, tuition, fees, books, supplies, miscellaneous educational expenses, or room and board.

Default. Borrower will be deemed in default (each, an “Event of Default”) of Borrower’s obligations under this Note if Borrower: (1) fails to pay timely any amount due on the loan; (2) files or has instituted against it or any joint applicant/co-borrower any bankruptcy or insolvency proceedings or make any assignment for the benefit of creditors; (3) commits fraud or makes any material misrepresentation in this Note, the Borrower Agreement or in any other documents, applications or related materials delivered to Lender in connection with its loan, or (4) has breached or otherwise fails to abide by the terms of this Note or the Borrower Agreement. Upon the occurrence of an Event of Default, Lender may exercise all remedies available under applicable law and this Note, including without limitation, accelerate all amounts owed on this Note and demand that Borrower immediately pay such amounts.

Information Furnished to Credit Bureaus. Lender may report information about Borrower’s account to credit bureaus. Should there be more than one Borrower, Lender may report that loan account to the credit bureaus in the names of all Borrowers. Late payments, missed payments, or other defaults on an account may be reflected in Borrower’s credit report. Borrower agrees to pay all costs of collecting any delinquent payments, including reasonable attorneys’ fees, as permitted by applicable law.

Joint and Several Liability. The liability of any joint applicant/co-borrower to repay in full this loan is in addition to and not in lieu of the obligations of the primary Borrower to repay the loan in full. The joint applicant/co-borrower agrees to abide by the terms and conditions of this Note or any other agreements or documents provided or executed as part of the loan application process, as if an original signatory. Lender and its designees, successors, and assigns have sole discretion to proceed against any party responsible under this Note to recover all the amounts due under this Note. Further, Lender and its designees, successors, and assigns can accept instructions from either Borrower or the joint applicant/co-borrower, and can provide any notice or disclosure to either Borrower or the joint applicant/co-borrower, which shall be binding on and deemed simultaneously received by each.

Loan Charges. If a law that applies to the Loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower that exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to Borrower.

Electronic Transactions. BORROWER EXPRESSLY AGREES THAT THE NOTE IS A “TRANSFERABLE RECORD” FOR ALL PURPOSES UNDER THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT AND THE UNIFORM ELECTRONIC TRANSACTIONS ACT.

Registration of Note Owners. Borrower has appointed Lender as its agent (in such capacity, the “Note Registrar”) for the purpose of maintaining a book-entry system (the “Register”) for recording the names and addresses of any future owner of beneficial interests in this Note (the “Note Owners”) and the principal amounts and interest on this Note owing to each pursuant to the terms hereof from time to time. The person or persons identified as the Note Owners in the Register shall be treated as the owner(s) of this Note for purposes of receiving payment of principal and interest on such Note and for all other purposes. With respect to any transfer by a Note Owner of its beneficial interest in this Note, the right to payment of principal and interest on this Note shall not be effective until the transfer is recorded in the Register.

Miscellaneous. Lender may, without notice to Borrower, assign all of its right, title and interest (or any portion thereof) in this Note to any other third party. Borrower understands, acknowledges and agrees that any assignee may sell, assign or transfer the Note and all associated documents and information related to the Note without Borrower’s consent or delivery of notice (subject in each case to the registration requirement above). Borrower may not assign this Note without the prior written consent of Lender. This Note inures to the benefit of successors, permitted assigns, heirs and representatives of Borrower and Lender.

Borrower hereby waives demand, notice of non-payment, protest, and all other notices or demands whatsoever, and hereby consents that without notice to and without releasing the liability of any party, the obligations evidenced by this Note may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled, canceled (as provided for in the Borrower Agreement) or released by Lender.

Borrower shall pay any and all government fees and taxes (including but not limited to stamp and documentary taxes) incurred in connection with the execution of this Note, the Borrower Agreement, or any other documents associated with the loan. Lender may choose, in its sole discretion, to collect from and remit on behalf of Borrower the amount of any such fees and taxes, and to add such amount to the principal balance of the loan. Amounts paid to others on Borrower’s behalf in connection with loan origination are shown in the Truth in Lending disclosure corresponding to the loan.

Any changes to this Note must be in writing signed by Borrower and Lender. Notices will be provided electronically to Borrower’s account, unless Borrower has opted out of electronic delivery and then will be mailed to the addresses then on record. Notwithstanding the foregoing, Lender may correct any clerical error or omissions in this Note or in any related document. Lender will notify Borrower promptly of any such errors and the correction made promptly upon discovery. Borrower agrees that such correction will be effective as of the original date of this Note. Examples of clerical errors include, but are not limited to, calculation, transcription and printing errors.

This Note is subject to the Arbitration Agreement in the Borrower Agreement between Lender and Borrower. If at any time after the date of this Note, any of the provisions of this Note shall be held by any court of competent jurisdiction or arbitrator to be illegal, void or unenforceable, and that decision is not overturned after any rights to appeal are exhausted, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Note.

Controlling Law. Lender is located in the State of Utah, this Note is executed and delivered in the State of Utah and is a contract made under the law of the State of Utah, and funds are disbursed from the State of Utah. The provisions of this Note will be governed by Federal laws and the laws of the State of Utah to the extent not preempted, without regard to any principle of conflicts of law that would require or permit the application of the laws of any other jurisdiction.

STATE LAW NOTICES:

CALIFORNIA RESIDENTS ONLY: A married applicant may apply for a separate account. If Lender takes any adverse action as defined by § 1785.3 of the California Civil Code and the adverse action is based, in whole or in part, on any information contained in a consumer credit report, Borrower has the right to obtain within 60 days a free copy of Borrower’s consumer credit report from the consumer reporting agency who furnished the consumer credit report and from any other consumer credit reporting agency that complies and maintains files on consumers on a nationwide basis.

CALIFORNIA AND UTAH RESIDENTS: As required by California and Utah law, Borrower is hereby notified that a negative credit report reflecting on Borrower’s credit record may be submitted to a credit reporting agency if Borrower fails to fulfill the terms of Borrower’s credit obligations.

KANSAS: NOTICE TO CONSUMER: 1. Do not sign this Note before you read it. 2. You are entitled to a copy of this Note. 3. You may prepay the unpaid balance at any time without penalty.

MASSACHUSETTS RESIDENTS ONLY: Massachusetts law prohibits discrimination based upon marital status or sexual orientation.

MISSOURI AND NEBRASKA RESIDENTS: ORAL LOAN AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF SUCH DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER(S) AND THE LENDER AND ANY HOLDER OF THIS NOTE FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

NEW JERSEY RESIDENTS: The section headings of the Note are a table of contents and not contract terms. Portions of this Note with references to actions taken to the extent of applicable law apply to acts or practices that New Jersey law permits or requires. In this Note, actions or practices (i) by which Lender is or may be permitted by “applicable law” are permitted by New Jersey law, and (ii) that may be or will be taken by Lender unless prohibited by “applicable law” are permitted by New Jersey law.

NEW YORK, RHODE ISLAND and VERMONT RESIDENTS: Borrower understands and agrees that Lender may obtain a consumer credit report in connection with this application and in connection with any update, renewals for extension of any credit as a result of this application. If Borrower asks, Borrower will be informed whether or not such a report was obtained, and if so, the name and address of the agency that furnished the report. Borrower also understands and agrees that Lender may obtain a consumer credit report in connection with the review or collection of any loan made to Borrower as a result of this application or for other legitimate purposes related to such loans.

OHIO RESIDENTS ONLY: The Ohio laws against discrimination require that all creditors make credit equally available to all credit-worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with the law.

WASHINGTON RESIDENTS ONLY: Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

WISCONSIN RESIDENTS ONLY: For married Wisconsin residents, Borrower’s signature confirms that this loan obligation is being incurred in the interest of Borrower’s marriage or family. No provision of any marital property agreement (pre-marital agreement), unilateral statement under § 766.59 of the Wisconsin statutes or court decree under § 766.70 adversely affects Lender’s interest unless, prior to the time that the loan is approved, Lender is furnished with a copy of the marital property agreement, statement, or decree or have actual knowledge of the adverse provision. If this loan for which Borrower is applying is granted, Borrower will notify Lender if Borrower has a spouse who needs to receive notification that credit has been extended to Borrower.

MEMBER ID OF BORROWER & CO-BORROWER (if any) 237652422

BY: LENDINGCLUB BANK, NATIONAL ASSOCIATION

ATTORNEY-IN-FACT FOR BORROWER and CO-BORROWER (if any)

(SIGNED ELECTRONICALLY)

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